Exhibit 99.1
HireRight Reports Second Quarter 2023 Results
– $192 million in Revenues –
– Increasing Full-Year Adjusted EBITDA Outlook –
– Repurchased 5.7 Million Shares of Common Stock –

Nashville, Tenn. — August 8, 2023 – HireRight Holdings Corporation (NYSE: HRT) ("HireRight" or the "Company"), a leading provider of background screening services, today announced financial results for its second quarter ended June 30, 2023.
Second Quarter 2023 Highlights:

•Revenues of $192.1 million
•Net income of $2.5 million
•Adjusted EBITDA of $52.7 million
•Diluted earnings per share of $0.03
•Adjusted diluted earnings per share of $0.34

Six Months Ended June 30, 2023 Highlights:

•Revenues of $367.6 million
•Net loss of $5.4 million
•Adjusted EBITDA of $85.7 million
•Diluted loss per share of $0.07
•Adjusted diluted earnings per share of $0.50

“I am pleased to report on our margin progress during the quarter as we remain on target to achieve our long-term goals,” said HireRight President and CEO Guy Abramo. “I am proud of the team and our ability to execute, not only on our cost optimization plans, but also on our long-term growth objectives. We have acquired a controlling interest in DTIS which not only brings us FBI fingerprinting capabilities but also creates a strategic partnership with the leading aviation trade association to further our leadership in the transportation sector. Lastly, we continue to express confidence in the opportunities ahead through ongoing share repurchases as part of our strategic plan to enhance long-term shareholder value.”
Liquidity and Capital Resources

The Company had $221.2 million of capital available at June 30, 2023, consisting of $77.5 million of cash and $143.7 million of available borrowing capacity under its Revolving Credit Facility. Through August 2, 2023, the Company had repurchased 10.2 million shares of common stock for approximately $109.6 million under the share repurchase programs announced and implemented on November 14, 2022, and June 22, 2023.
Cash provided by operating activities was $12.6 million for the six months ended June 30, 2023, compared to $35.9 million for the same period in 2022.

Updated Full-Year Outlook
Based on current expectations, HireRight is revising its full-year 2023 outlook as set forth in the table below:

	Previously Provided		Revised
	Estimated Low	Estimated High	Estimated Low	Estimated High
	(in thousands, except per share data)		(in thousands, except per share data)
Revenues	$720,000	$745,000	$720,000	$735,000
Adjusted EBITDA (1)	$165,000	$175,000	$172,000	$177,000
Adjusted Net Income (1)	$100,000	$110,000	$75,000	$80,000
Adjusted Diluted EPS (1)	$1.30	$1.43	$1.05	$1.10
(1)A reconciliation of the guidance for the Non-GAAP financial measures of Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS in the table above cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on the Company's future Non-GAAP financial measures.

Webcast and Conference Call

Management will discuss second quarter results on a webcast at 2 p.m. (PT) / 5 p.m. (ET) today, Tuesday, August 8, 2023. The webcast, along with the related presentation materials, may be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events." To listen by phone, please dial 1-877-704-4453 or 1-201-389-0920.
The webcast replay, along with the related presentation materials, can be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events," and will be available for 90 days. A replay of the call will also be available until Wednesday, August 16, 2023 by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 13739021.
About HireRight

HireRight is a leading global provider of technology-driven workforce risk management and compliance solutions. We provide comprehensive background screening, verification, identification, monitoring, and drug and health screening services for approximately 37,000 customers across the globe. We offer our services via a unified global software and data platform that tightly integrates into our customers’ human capital management systems enabling highly effective and efficient workflows for workforce hiring, onboarding, and monitoring. In 2022, we screened over 24 million job applicants, employees and contractors for our customers and processed over 107 million screens. For more information, visit www.HireRight.com or contact InvestorRelations@HireRight.com.
Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), HireRight presents certain non-GAAP financial measures. A “non-GAAP financial measure” is a numerical measure of a company’s financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP, or that includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flow of the Company.
We believe that the presentation of our non-GAAP financial measures provides information useful to investors in assessing our financial condition and results of operations. These measures should not be considered an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with GAAP. These measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP measures. Additionally, to the extent that other companies in our industry, define similar non-GAAP measures differently than we do, the utility of those measures for comparison purposes may be limited.

The non-GAAP financial measures presented in this earnings release and/or included in management’s commentary on the earnings call described above, are Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.
Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents, as applicable for the period, net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, amortization of cloud computing software costs, legal settlement costs deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. Adjusted EBITDA and Adjusted EBITDA Margin are supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our:
•Operating performance as compared to other publicly traded companies without regard to capital structure or historical cost basis;
•Ability to generate cash flow;
•Ability to incur and service debt and fund capital expenditures; and
•Viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

In addition to Adjusted EBITDA, management believes that Adjusted Net Income is a strong indicator of our overall operating performance and is useful to our management and investors as a measure of comparative operating performance from period to period. We define Adjusted Net Income as net income (loss) adjusted for amortization of acquired intangible assets, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, amortization of cloud computing software costs, legal settlement costs deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations, to which we apply a blended statutory tax rate. See the footnotes to the table below for a description of certain of these adjustments. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by the weighted average number of shares outstanding (diluted) for the applicable period. We believe Adjusted Diluted Earnings Per Share is useful to investors and analysts because it enables them to better evaluate per share operating performance across reporting periods and to compare our performance to that of our peer companies.
Safe Harbor Statement

This press release and management's comments on the second quarter earnings call mentioned above contain forward-looking statements within the meaning of the federal securities laws. You can often identify forward-looking statements by the fact that they do not relate strictly to historical or current facts, or by their use of words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” “believe,” “seek,” “could,” “targets,” “potential,” “may,” “will,” “should,” “can have,” “likely,” “continue,” and other terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, profitability, net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted net income, earnings per share ("EPS"), adjusted diluted earnings per share, and cash flow; strategic objectives; investments in our business, including development of our technology and introduction of new offerings; sales growth and customer relationships; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; future operational performance; pending or threatened claims or regulatory proceedings; and factors that could affect these and other aspects of our business.
Forward-looking statements are not guarantees. They reflect our current expectations and projections with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements.
Factors that could cause actual results to differ from those anticipated by forward-looking statements include, among other things, our vulnerability to adverse economic conditions, including without limitation, inflation and recession, which could increase our costs and suppress labor market activity and our revenue; the aggressive competition we face; failure to implement successfully our ongoing technology improvement and cost reduction initiatives; our heavy reliance on information management systems, vendors, and information sources that may not perform as we expect; the significant risk of liability we face in the services we perform; the fact that data security, data privacy and data protection laws, emerging restrictions on background reporting due to alleged discriminatory impacts and adverse social consequences, and other evolving regulations and cross-border data transfer restrictions may increase our costs, limit the use or value of our services and adversely affect our business; our ability to maintain our professional reputation and brand name; the impacts, direct and indirect, of the pandemics or other calamitous events on our business, our personnel and vendors, and the overall economy; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; our ability to access additional credit or other sources of financing; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. For more information on the business risks we face and factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K filed with the SEC on March 10, 2023, in particular the sections of that document entitled "Risk Factors," "Forward-Looking Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations,” and other filings we make from time to time with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
InvestorRelations@HireRight.com
+1 949-528-1000

Media:
Media.Relations@HireRight.com

HireRight Holdings Corporation
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2023	2022
	(in thousands, except share, and per share data)
Assets
Current assets
Cash and cash equivalents	$77,492	$162,092
Restricted cash	—	1,310
Accounts receivable, net of allowance for credit losses of $5,027 and $5,812 at June 30, 2023 and December 31, 2022, respectively	142,400	136,656
Prepaid expenses and other current assets	19,178	18,745
Total current assets	239,070	318,803
Property and equipment, net	8,210	9,045
Right-of-use assets, net	5,368	8,423
Intangible assets, net	304,019	331,598
Goodwill	813,439	809,463
Cloud computing software, net	40,313	35,230
Deferred tax assets	78,543	74,236
Other non-current assets	20,609	18,949
Total assets	$1,509,571	$1,605,747
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,539	$11,571
Accrued expenses and other current liabilities	96,920	75,208
Accrued salaries and payroll	28,085	31,075
Debt, current portion	8,350	8,350
Total current liabilities	143,894	126,204
Debt, long-term portion	680,508	683,206
Tax receivable agreement liability, long-term portion	183,504	210,543
Deferred taxes liabilities	5,513	5,748
Other non-current liabilities	9,753	11,728
Total liabilities	1,023,172	1,037,429
Commitments and contingent liabilities
Preferred stock, $0.001 par value, authorized 100,000,000 shares; none issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value, authorized 1,000,000,000 shares; 79,850,295 and 79,660,397 shares issued, and 70,326,266 and 78,131,568 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	80	80
Additional paid-in capital	815,411	805,799
Treasury stock, at cost; 9,524,029 and 1,528,829 shares repurchased at June 30, 2023 and December 31, 2022, respectively	(102,889)	(16,827)
Accumulated deficit	(221,189)	(215,790)
Accumulated other comprehensive loss	(5,014)	(4,944)
Total stockholders’ equity	486,399	568,318
Total liabilities and stockholders’ equity	$1,509,571	$1,605,747

HireRight Holdings Corporation
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands, except share, and per share data)
Revenues	$192,124	$222,292	$367,571	$421,003

Expenses
Cost of services (exclusive of depreciation and amortization below)	98,576	119,990	197,027	232,393
Selling, general and administrative	56,128	54,387	115,854	102,654
Depreciation and amortization	18,766	18,049	37,183	36,110
Total expenses	173,470	192,426	350,064	371,157
Operating income	18,654	29,866	17,507	49,846

Other expenses
Interest expense, net	13,543	4,957	25,945	12,514
Other expense, net	242	33	548	74
Total other expenses	13,785	4,990	26,493	12,588
Income (loss) before income taxes	4,869	24,876	(8,986)	37,258
Income tax expense (benefit)	2,357	430	(3,587)	1,248
Net income (loss)	$2,512	$24,446	$(5,399)	$36,010

Net income (loss) per share:
Basic	$0.03	$0.31	$(0.07)	$0.45
Diluted	$0.03	$0.31	$(0.07)	$0.45
Weighted average shares outstanding:
Basic	73,090,366	79,405,872	75,108,902	79,399,440
Diluted	73,992,149	79,478,094	75,108,902	79,443,173

HireRight Holdings Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2023	2022
	(in thousands)
Cash flows from operating activities
Net income (loss)	$(5,399)	$36,010
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	37,183	36,110
Deferred income taxes	(4,991)	243
Amortization of debt issuance costs	1,613	1,759
Amortization of contract assets	2,470	2,166
Amortization of right-of-use assets	3,456	1,355
Amortization of unrealized gains on terminated interest rate swap agreements	(4,802)	(6,263)
Amortization of cloud computing software costs	3,285	466
Stock-based compensation	9,071	7,305
Other non-cash charges, net	(344)	1,473
Changes in operating assets and liabilities:
Accounts receivable	(4,917)	(34,969)
Prepaid expenses and other current assets	(435)	1,924
Cloud computing software	(8,368)	(16,475)
Other non-current assets	(3,317)	(2,732)
Accounts payable	(905)	(10,154)
Accrued expenses and other current liabilities	(5,249)	23,158
Accrued salaries and payroll	(3,002)	(2,136)
Operating lease liabilities, net	(2,605)	(2,604)
Other non-current liabilities	(172)	(770)
Net cash provided by operating activities	12,572	35,866
Cash flows from investing activities
Purchases of property and equipment	(2,102)	(2,763)
Capitalized software development	(5,261)	(5,417)
Other investing	(2,000)	—
Net cash used in investing activities	(9,363)	(8,180)
Cash flows from financing activities
Repayments of debt	(4,175)	(4,175)
Payments for termination of interest rate swap agreements	—	(18,445)
Repurchases of common stock	(85,759)	—
Proceeds from issuance of common stock in connection with stock-based compensation plans	613	—
Other financing	(72)	(342)
Net cash used in financing activities	(89,393)	(22,962)
Net increase (decrease) in cash, cash equivalents and restricted cash	(86,184)	4,724
Effect of exchange rates	274	(1,397)
Cash, cash equivalents and restricted cash
Beginning of year	163,402	116,214
End of period	$77,492	$119,541
Cash paid for
Interest	$30,843	$16,945
Income taxes	$963	$1,529
Supplemental schedule of non-cash activities
Unpaid property and equipment and capitalized software purchases	$662	$1,939

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

The following table reconciles our non-GAAP financial measure of Adjusted EBITDA to net income (loss), our most directly comparable financial measures calculated and presented in accordance with GAAP, for the periods presented.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands, except percents)
Net income (loss)	$2,512	$24,446	$(5,399)	$36,010
Income tax expense (benefit)	2,357	430	(3,587)	1,248
Interest expense, net	13,543	4,957	25,945	12,514
Depreciation and amortization	18,766	18,049	37,183	36,110
EBITDA	37,178	47,882	54,142	85,882
Stock-based compensation	5,243	4,511	9,071	7,305
Realized and unrealized gain (loss) on foreign exchange	242	64	549	(15)
Restructuring charges (1)	8,115	—	17,989	—
Amortization of cloud computing software costs (2)	1,714	315	3,285	466
Other items (3)	205	903	702	1,763
Adjusted EBITDA	$52,697	$53,675	$85,738	$95,401
Net income (loss) margin (4)	1.3%	11.0%	(1.5)%	8.6%
Adjusted EBITDA margin	27.4%	24.1%	23.3%	22.7%

(1)Restructuring charges represent costs incurred in connection with the Company’s global restructuring plan. Costs incurred in connection with the plan include: (i) $3.4 million and $7.8 million of severance and benefits related to impacted employees during the three and six months ended June 30, 2023, respectively, (ii) $3.2 million and $7.2 million of professional service fees related to the execution of our cost savings initiatives during the three and six months ended June 30, 2023, respectively, (iii) $0.8 million and $2.2 million related to the abandonment of certain of our leased facilities during the three and six months ended June 30, 2023, respectively, and (iv) $0.7 million related to the replacement of certain internal technology systems during both the three and six months ended June 30, 2023.
(2)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.
(3)Other items for the three and six months ended June 30, 2023 consist primarily of professional services fees not related to core operations. Other items for the three and six months ended June 30, 2022 include (i) costs of $0.4 million and $1.3 million associated with the implementation of a company-wide enterprise resource planning (“ERP”) system during the three and six months ended June 30, 2022, respectively, (ii) $0.6 million of severance costs during both the three and six months ended June 30, 2022, and (iii) $0.3 million related to loss on disposal of assets and exit costs associated with one of our short-term leased facilities during the six months ended June 30, 2022, partially offset by a reduction in previously accrued legal settlement expense of $0.6 million during the six months ended June 30, 2022 due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business.
(4)Net income (loss) margin represents net income (loss) divided by revenues for the period.

The following table reconciles our non-GAAP financial measure of Adjusted Net Income to net income (loss), our most directly comparable financial measure calculated and presented in accordance with GAAP, for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands)
Net income (loss)	$2,512	$24,446	$(5,399)	$36,010
Income tax (benefit) expense	2,357	430	(3,587)	1,248
Income (loss) before income taxes	4,869	24,876	(8,986)	37,258
Amortization of acquired intangible assets	15,484	15,477	30,878	30,982
Interest expense swap adjustments (1)	(2,275)	(4,082)	(4,802)	(6,263)
Interest expense discounts (2)	810	938	1,613	1,759
Stock-based compensation	5,243	4,511	9,071	7,305
Realized and unrealized gain (loss) on foreign exchange	242	64	549	(15)
Restructuring charges (3)	8,115	—	17,989	—
Amortization of cloud computing software costs (4)	1,714	315	3,285	466
Other items (5)	205	903	702	1,763
Adjusted income before income taxes	34,407	43,002	50,299	73,255
Adjusted income taxes (6)	8,946	11,181	13,078	19,046
Adjusted Net Income	$25,461	$31,821	$37,221	$54,209

The following table sets forth the calculation of Adjusted Diluted Earnings Per Share for the periods presented.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Diluted net income (loss) per share	$0.03	$0.31	$(0.07)	$0.45
Income tax (benefit) expense	0.03	0.01	(0.05)	0.02
Amortization of acquired intangible assets	0.21	0.19	0.41	0.39
Interest expense swap adjustments (1)	(0.03)	(0.05)	(0.06)	(0.08)
Interest expense discounts (2)	0.01	0.01	0.02	0.02
Stock-based compensation	0.07	0.06	0.12	0.09
Realized and unrealized gain (loss) on foreign exchange	—	—	0.01	—
Restructuring charges (3)	0.11	—	0.24	—
Amortization of cloud computing software costs (4)	0.03	—	0.04	0.01
Other items (5)	—	0.01	0.01	0.02
Adjusted income taxes (6)	(0.12)	(0.14)	(0.17)	(0.24)
Adjusted Diluted Earnings Per Share	$0.34	$0.40	$0.50	$0.68

Weighted average number of shares outstanding - diluted	73,992,149	79,478,094	75,108,902	79,443,173

(1)Interest expense swap adjustments consist of amortization of unrealized gains on our terminated interest rate swap agreements, which will be recognized through December 2023 as a reduction in interest expense.
(2)Interest expense discounts consist of amortization of original issue discount and debt issuance costs.

(3)Restructuring charges represent costs incurred in connection with the Company’s global restructuring plan. Costs incurred in connection with the plan include: (i) $3.4 million and $7.8 million of severance and benefits related to impacted employees during the three and six months ended June 30, 2023, respectively, (ii) $3.2 million and $7.2 million of professional service fees related to the execution of our cost savings initiatives during the three and six months ended June 30, 2023, respectively, (iii) $0.8 million and $2.2 million related to the abandonment of certain of our leased facilities during the three and six months ended June 30, 2023, respectively, and (iv) $0.7 million related to the replacement of certain internal technology systems during both the three and six months ended June 30, 2023.
(4)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.
(5)Other items for the three and six months ended June 30, 2023 consist primarily of professional services fees not related to core operations. Other items for the three and six months ended June 30, 2022 include (i) costs of $0.4 million and $1.3 million associated with the implementation of a company-wide ERP system during the three and six months ended June 30, 2022, respectively, (ii) $0.6 million of severance costs during both the three and six months ended June 30, 2022, and (iii) $0.3 million related to loss on disposal of assets and exit costs associated with one of our short-term leased facilities during the six months ended June 30, 2022, partially offset by a reduction in previously accrued legal settlement expense of $0.6 million during the six months ended June 30, 2022 due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business.
(6)Adjusted income taxes are based on the tax laws in the jurisdictions in which the Company operates and exclude the impact of net operating losses and valuation allowances to calculate a non-GAAP blended statutory rate of 26% for the three and six months ended June 30, 2023 and 2022. Adjusted income taxes for the three and six months ended June 30, 2022 have been updated to conform to the current year methodology.